UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2018

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

262 N University Avenue Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 447-3000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2018, Vista Outdoor Inc. (“Vista Outdoor” or the “Company”) issued a press release announcing the appointment of Miguel “Mick” A. Lopez to the position of Senior Vice President, Chief Financial Officer, effective April 16, 2018 (the “Employment Date”). In connection with Mr. Lopez’s appointment, Anneliese Rodrigues will be stepping down as interim principal financial officer of the Company and will return to her prior role as Vice President of Financial Planning and Analysis.

Mr. Lopez, age 57, was most recently employed as the Chief Financial Officer of Veritas Technologies LLC, an international data management company, from February 2016 to July 2017. Before joining Veritas Technologies, he served as the Chief Financial Officer of Harris Corporation, a technology company, defense contractor and information technology services provider, from February 2014 to January 2016. Prior to joining Harris Corporation, Mr. Lopez was the Chief Financial Officer of Aricent Group/KKR Private Equity, a global design and engineering company from November 2011 to December 2013. Mr. Lopez also served as the Vice President, Corporate Finance and Operations at Cisco Systems from 2007 to 2011. Mr. Lopez is a certified public accountant.

In connection with the appointment of Mr. Lopez to the position of Chief Financial Officer, the Company entered into an offer letter agreement with Mr. Lopez (the “Offer Letter”) on March 26, 2018. The Offer Letter provides that Mr. Lopez will be an employee “at will” and includes his expected compensation package. Pursuant to the Offer Letter, Mr. Lopez will receive an annual base salary of $515,000 and target annual cash incentive compensation of 75% of his base salary. In addition, the Offer Letter provides that Mr. Lopez’s annual long-term equity incentive award target will be 150% of his base salary.

The Offer Letter does not provide for any payments or benefits in the event of a termination of Mr. Lopez’s employment. Mr. Lopez will participate in the Company’s Income Security Plan and Executive Severance Plan to the same extent as the Company’s other executives. The Income Security Plan provides for severance payments under certain circumstances following a change-in-control of the Company and the Executive Severance Plan provides benefits and payments to the Company’s executives upon termination of their employment with the Company other than for cause. The foregoing description of the Income Security Plan and Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Income Security Plan and Executive Severance Plan (Exhibits 10.2 and 10.3, respectively, to Vista Outdoor Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2015).

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter (Exhibit 10.1 to this Current Report on Form 8-K) and incorporated herein by reference. The Company’s press release announcing the appointment of Mr. Lopez is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d)                                 Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Vista Outdoor Inc. and Mick Lopez.
99.1	Press release of Vista Outdoor Inc. dated March 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel
and Secretary

Date:  March 29, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between Vista Outdoor Inc. and Mick Lopez.
99.1	Press release of Vista Outdoor Inc. dated March 29, 2018.